UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2005

(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

8323 Walton Parkway

New Albany, Ohio 43054

(614) 775-3500

(Address, including zip code, and telephone number

including area code of Registrant’s

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) In late 2004, we began a review of our accounting practices for leases. On April 6, 2005, our management and Audit Committee concluded that, based on completion of our review of lease accounting policies, our accounting for leases should be changed in 2004 to correct errors. Management and the Audit Committee determined that our previously issued financial statements, including, without limitation, the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2004, Quarterly Reports on Form 10-Q during 2004 and press release issued on February 16, 2005, should no longer be relied upon.

We have changed our lease accounting in 2004 and plan to restate certain historical financial information for prior periods in our Form 10-K to be filed with the Securities and Exchange Commission for the year ended January 29, 2005. Changes to the our lease accounting practices involve reclassification of tenant allowances from property and equipment to deferred credits from landlords, a long-term liability, and including the store build-out period in the amortization period for straight-line rent expense and tenant allowances. Additionally, the amortization of tenant allowances will be reclassified from a reduction of depreciation expense to a reduction of rent expense and from a reduction of capital expenditures to an increase in cash provided by operating activities.

In addition, during 2004 we corrected the classification of changes in cash overdrafts from net cash provided by operating activities to net cash provided by financing activities in the Consolidated Statements of Cash Flows.

The restatement adjustments are non-cash and had no impact on revenues, comparable store sales, or net cash flows. The restatement includes adjustments to costs of goods sold, buying and occupancy costs, gross income, operating income, income before taxes, income tax provision, net income and earnings per share. The restatement will also impact cash flows provided by operations and cash flows used for investing activities. Financial information in previously filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q and its press release issued on February 16, 2005 should no longer be relied upon.

Our management and Audit Committee have discussed the conclusions disclosed in this Form 8-K with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

Our management has concluded its evaluation of the effectiveness of its disclosure controls and procedures and internal control over financial reporting. Management has concluded that our controls over the selection and application of our lease accounting policies related to tenant allowances, as well as the controls over the recording of rent during construction periods, were ineffective to ensure that such leasing transactions were recorded in accordance with accounting principles generally accepted in the United States of America, and that this control deficiency constitutes a material weakness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOO, INC.

Date: April 8, 2005	By:	/s/ WILLIAM E. MAY
William E. May
Executive Vice President and Chief Operating Officer (Principal Financial Officer)